UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Avidity Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AVIDITY BIOSCIENCES, INC.

10578 Science Center Drive, Suite 125, San Diego, California 92121

May 15, 2024

Dear Stockholder:

On or about April 26, 2024, we mailed a Notice of Internet Availability of Proxy Materials regarding a Notice of Annual Meeting of Stockholders and accompanying Proxy Statement (the “Proxy Statement”) to you for our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) to be held on Thursday, June 13, 2024 at 9:00 a.m., Pacific Time via live webcast.

We are pleased to announce that, effective as of May 14, 2024, we have appointed a new independent director, Simona Skerjanec, M.Pharm, MBA, to our board of directors (the “Board”). Ms. Skerjanec will serve as a Class II director. Ms. Skerjanec was appointed to fill the vacancy that was created when Eric Mosbrooker resigned from the Board in December 2023 and subsequently became our Chief Strategy Officer. Additionally, effective as of May 14, 2024, we have appointed one of our current directors, Troy Wilson, Ph.D., J.D., to serve on the Human Capital Management Committee of the Board.

This proxy statement supplement (this “Supplement”) provides updated information with respect to these changes to our Board and Human Capital Management Committee and is first being made available to stockholders on or about May 15, 2024. This Supplement should be read in conjunction with the Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2023. Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

We look forward to having you join us for our 2024 Annual Meeting.

Sincerely,

Sarah Boyce

President, Chief Executive Officer and Director

San Diego, California

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 13, 2024

AVIDITY BIOSCIENCES, INC.

10578 Science Center Drive, Suite 125, San Diego, California 92121

This proxy statement supplement, dated May 15, 2024 (the “Supplement”), supplements the proxy statement dated April 26, 2024 (the “Proxy Statement”) relating to the proxy being solicited by the board of directors (the “Board”) of Avidity Biosciences, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders to be held on June 13, 2024, at 9:00 a.m., Pacific Time, and any continuation, postponement or adjournment of that meeting (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The primary purpose of this Supplement is to provide subsequent information relating to recent changes to our Board and the Human Capital Management Committee of the Board. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

Information Regarding Directors – Continuing Members of the Board:

The Proxy Statement is hereby amended to reflect that the Board has appointed Simona Skerjanec, M.Pharm, MBA to serve on the Board as a Class II director for a term ending at the 2025 annual meeting of stockholders. You are not being asked to vote in favor of the election of Ms. Skerjanec to the Board at this year’s Annual Meeting. Biographical information concerning Ms. Skerjanec is set forth below. Ms. Skerjanec was appointed to fill the vacancy that was created when Eric Mosbrooker resigned from the Board in December 2023 and subsequently became the Company’s Chief Strategy Officer.

The nominees for election as Class I directors pursuant to Proposal 1 remain unchanged as follows: Carsten Boess, Sarah Boyce and Troy Wilson, Ph.D., J.D.

Class II Directors (Terms to Expire at the 2025 Annual Meeting)

Simona Skerjanec, 59, served as Senior Vice President and Global Neuroscience Head at Roche in Switzerland and led the business and global strategy for Roche’s portfolio of neurological and rare diseases, from March 2015 to December 2023. During her tenure at Roche, Ms. Skerjanec also served as a General Manager of Roche in Portugal. Prior to joining Roche, Ms. Skerjanec was Senior Vice President and Cardiovascular franchise head at The Medicines Company where she held various roles of increasing responsibilities in development and commercialization from July 2003 to February 2015. She also held positions at Eli Lilly, Pfizer and Johnson &

Johnson. Ms. Skerjanec received her M.Pharm from the University of Ljubljana School of Pharmacy and her MBA from Fairleigh Dickinson University. Ms. Skerjanec’s global leadership experience in the pharmaceutical industry and expertise in product commercialization contributed to the Board’s conclusion that she should serve as a director of the Company.

Additional Information Regarding the Appointment of Ms. Skerjanec

We have set forth below certain information updating the Proxy Statement to reflect the appointment of Ms. Skerjanec. For detailed information regarding the composition of our Board and its committees, as well as other corporate governance policies, please read the Proxy Statement previously made available to you.

Based on information provided by Ms. Skerjanec, the Board has determined that Ms. Skerjanec does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and Ms. Skerjanec is “independent,” as that term is defined under the applicable rules of the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market LLC (“Nasdaq”).

In connection with her appointment to the Board, on May 14, 2024, Ms. Skerjanec was granted options to purchase shares of the Company’s common stock in accordance with the terms of the Company’s 2020 Incentive Award Plan (the “Plan”) and consistent with the Company’s Non-Employee Director Compensation Program. The options have an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, as determined under the Plan. The foregoing awards will vest in substantially equal monthly installments over the three years following the date of grant, subject to Ms. Skerjanec’s continuous service on the Board on each such vesting date; provided that, in addition, all of the options shall vest upon a Change of Control (as defined in the Plan). Ms. Skerjanec will also receive cash compensation for her service on the Board in accordance with the Company’s Non-Employee Director Compensation Program, as such program may be amended from time to time.

Further, in connection with her appointment to the Board, Ms. Skerjanec entered into the Company’s standard form of indemnification agreement, the form of which has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Appointment of Troy Wilson, Ph.D., J.D. to the Human Capital Management Committee

Effective May 14, 2024, the Board appointed Troy Wilson, Ph.D., J.D., a current Class I director and nominee for re-election at the Annual Meeting, to the Human Capital Management Committee of the Board. The Board determined that Dr. Wilson satisfies the independence standards for the Human Capital Management Committee established by applicable SEC and Nasdaq rules.

Board Diversity Matrix

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (As of May 15, 2024)

Total Number of Directors	9
	Female	Male
Directors	5	4
African American or Black	1	—
Asian	1	—
White	3	4

Voting Matters

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxies returned before the Annual Meeting will be voted as directed or, if no direction is given, will be voted in accordance with the Board’s recommendations as set forth in the Proxy Statement.

By Order of the Board of Directors,

John W. Wallen, Ph.D., J.D.

Secretary

San Diego, California

May 15, 2024

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